Exhibit 31.1

Certification of Chief Executive Officer Pursuant to RULE 13a—14(a) or RULE 15d—14(a) OF THE SECURITIES EXCHANGE ACT OF 1934

I, José R. González, certify that:

1.	I have reviewed this Annual Report on Form 10-K/A for the year ended December 31, 2020 (the “Report”) of the Federal Home Loan Bank of New York; and

2.	Based on my knowledge, this Report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date: July 28, 2021

/s/ José R. González
José R. González
President and Chief Executive Officer
(Principal Executive Officer)